Exhibit 99.1

Jasper Therapeutics Reports Third Quarter 2022 Financial Results and Provides a Corporate Update

-	Positive Clinical Data Presented at IEWP Annual Meeting from Investigator Sponsored Study of JSP191 Conditioning Showed 100% Donor Chimerism in First Two Fanconi Anemia Patients

-	Fast Track Designation Granted to JSP191 for Treatment of Patients with Severe Combined Immunodeficiency (SCID) Undergoing Allogeneic Hematopoietic Stem Cell Transplant

-	First Patient Enrolled in New Study of Addition of JSP191 to Non-myleoablative Hematopoietic Stem Cell Transplantation for Sickle Cell Disease and Beta-Thalassemia Sponsored by the National Heart, Lung, and Blood Institute (NHLBI)

-	New Study of JSP191 as a Therapeutic in Second-Line Therapy for Lower-Risk, MDS Patients to Begin in Q1 2023

-	Registrational Study in AML and MDS to be Initiated in Q1 2023

REDWOOD CITY, Calif., November 10, 2022 - Jasper Therapeutics, Inc. (Nasdaq: JSPR), a biotechnology company focused on developing multiple new therapies for the field of stem and cellular medicine, today announced third quarter 2022 financial results and provided a corporate update.

“During our third quarter, we continued to advance multiple clinical programs for our anti-CD117 monoclonal antibody, JSP191,” said Ronald Martell, President and Chief Executive Officer of Jasper Therapeutics. “We presented strong, initial data in Fanconi Anemia at the Inborn Errors Working Party (IEWP) annual conference, demonstrating that a conditioning regimen with JSP191 is safe, well tolerated, and achieved 100% complete donor chimerism, neutrophil, and platelet engraftment in the first two patients. We are very pleased with these positive data which increase our confidence in JSP191’s potential as a targeted conditioning strategy that eliminates the need for radiation or alkylating agents”.

Mr. Martell continued, “Additionally, the FDA’s Fast Track designation granted for JSP191 in Severe Combined Immunodeficiency (SCID) reinforces the large unmet medical need for patients with this serious disease. Along with its previous designations of Orphan and Rare Pediatric Disease for JSP191, the FDA’s Fast Track recognizes JSP191’s potential role in improving clinical outcomes for SCID patients, many of whom are too fragile to tolerate the toxic chemotherapy doses typically used in a transplant. Our clinical development program remains on schedule, and we look forward to initiating a study of JSP191 as a therapeutic in lower-risk myelodysplastic syndromes (MDS) in the first quarter of 2023 and a registrational clinical study in acute myeloid leukemia (AML) and MDS patients undergoing stem cell transplantation by the end of the first quarter of 2023.”

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Third Quarter 2022 and Recent Highlights:

●	Announced presentation of data from the Company’s investigator-sponsored study of JSP191 as a conditioning agent in the treatment of Fanconi Anemia at the annual conference of the Inborn Errors Working Party (IEWP), a research group of the European Society of Blood and Marrow Transplantation. The Phase 1/2 clinical trial (NCT04784052) utilizes JSP191 to treat Fanconi Anemia patients with bone marrow failure requiring allogeneic transplant with non-sibling donors.

o	In the data series presented, 100% complete donor chimerism was achieved through six months for the first patient and at one month for the second patient. Neutrophil engraftment was reached on day 11 for both patients and platelet engraftment was achieved on days 9 and 14. JSP191 was cleared by day 9 after dosing and no treatment-related adverse events or toxicities were observed.

●	Announced FDA Fast Track Designation for JSP191 in the Treatment of Patients with Severe Combined Immunodeficiency (SCID) undergoing allogeneic hematopoietic stem cell transplant: To date, JSP191 has been studied in 16 SCID patients in an ongoing multicenter clinical trial with clinical outcome data presented at academic medical conferences.

●	Continued progress on the registrational study of JSP191 in older, transplant-eligible patients with AML/MDS: Jasper held a Type B meeting with the FDA during which a review of the trial comparator arm, population, size, statistical assumptions, and primary endpoints were discussed. The Company agreed with the FDA to submit a trial protocol that will allow a potential initiation of a registrational study in AML and MDS patients undergoing stem cell transplant.

Upcoming clinical and corporate milestones:

●	Initiate a new study of JSP191 as second-line therapy for patients with lower-risk MDS expected to start in the first quarter of 2023

●	Initiate a registrational study in AML/MDS patients undergoing stem cell transplant in the first quarter of 2023

Third Quarter 2022 Financial Results

Cash and Cash Equivalents: Cash and cash equivalents as of September 30, 2022 were $51.0 million compared to $84.7 million as of December 31, 2021. The Company expects current cash and cash equivalents to be sufficient to fund its planned operating and capital expenditures through early 2023.

Research and Development (“R&D”) Expenses: R&D expenses for the quarter ended September 30, 2022 were $9.0 million compared to $7.2 million for the corresponding quarter in 2021. The increase of $1.8 million was primarily due to additional costs associated with advancing our clinical trials, higher research spending and employee-related costs following recent hirings to support the ongoing development of our product candidates.

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General and Administrative (“G&A”) Expenses: G&A expenses for the quarter ended September 30, 2022 were $3.7 million compared to $2.9 million for the quarter ended September 30, 2021. The increases were primarily related to employee compensation-related expenses, including stock-based compensation, supporting the growth in our operations and costs associated with our status as a public company.

Net Loss: Net loss for the quarter ended September 30, 2022 was $11.9 million compared to a net loss of $3.4 million for the corresponding quarter in 2021. Net loss includes non-cash income recognized from the decrease in fair values of earnout liability of $0.4 million and common stock warrant liability of $0.2 million for the quarter ended September 30, 2022 compared to non-cash income recognized from the decrease in fair values of earnout liability of $6.2 million and common stock warrant liability of $0.5 million for the quarter ended September 30, 2021.

About JSP191

JSP191 is a humanized monoclonal antibody that blocks stem cell factor receptor signaling leading to the clearance of hematopoietic stem and progenitor cells from the bone marrow. JSP191 is in clinical development as a stem cell transplant conditioning agent where it helps create an empty space for the donor or gene-corrected transplanted stem cells to engraft. While hematopoietic cell transplantation can be curative for patients, its use is limited because standard high-dose myeloablative conditioning is associated with severe toxicities and standard low-dose conditioning has limited efficacy. To date, JSP191 has been evaluated in more than 90 healthy volunteers and patients. Three clinical trials for myelodysplastic syndromes (MDS)/ acute myeloid leukemia (AML), severe combined immunodeficiency (SCID) and Fanconi anemia (FA) undergoing allogeneic transplant are currently enrolling. JSP191 is also planned to enter clinical development as a second-line therapeutic in transfusion-dependent, lower risk MDS patients to preferentially drive recovery of healthy hematopoietic stem cells in order to help restore normal hematopoiesis.

About Jasper Therapeutics

Jasper Therapeutics is a biotechnology company focused on the development of novel curative therapies based on the biology of the hematopoietic stem cell. The company is advancing two potentially groundbreaking programs. JSP191, an anti-CD117 monoclonal antibody, is in clinical development as a conditioning agent that clears hematopoietic stem cells from bone marrow in patients undergoing hematopoietic cell transplantation. It is designed to enable safer and more effective curative allogeneic hematopoietic cell transplants and gene therapies. Clinical study of JSP191 as a novel, disease-modifying, therapeutic for patients with lower risk MDS is also planned to begin in the first quarter of 2023. In parallel, Jasper Therapeutics is advancing its preclinical mRNA hematopoietic stem cell grafts platform, which is designed to overcome key limitations of allogeneic and autologous gene-edited stem cells grafts. Both innovative programs have the potential to transform the field and expand hematopoietic stem cell therapy cures to a greater number of patients with life-threatening cancers, genetic diseases and autoimmune diseases than is possible today. For more information, please visit us at jaspertherapeutics.com.

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Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the potential initiation of a registrational study of JSP191 in AML and MDS patients undergoing stem cell transplantation, JSP191’s potential as a targeted conditioning strategy that eliminates the need for radiation or alkylating agents, JSP191’s potential role in improving clinical outcomes for SCID patients, the Company’s plans to submit a trial protocol to the FDA for the registrational study of JSP191 in AML and MDS patients undergoing stem cell transplant, the potential initiation of a new study of JSP191 as a second-line therapy for patients with lower-risk MDS, the expected timing for initiating clinical studies and trials and the Company’s expectations regarding its cash and cash equivalents and planned operating and capital expenditures. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Jasper Therapeutics and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Jasper Therapeutics. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, political and business conditions; the risk that the potential product candidates that Jasper Therapeutics develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; risks relating to uncertainty regarding the regulatory pathway for Jasper Therapeutics’ product candidates; the risk that clinical trials may not confirm any safety, potency or other product characteristics described or assumed in this press release; the risk that Jasper Therapeutics will be unable to successfully market or gain market acceptance of its product candidates; the risk that prior study results may not be replicated; the risk that final study data may not be consistent with preliminary study data; the risk that Jasper Therapeutics’ product candidates may not be beneficial to patients or successfully commercialized; the risk that Jasper Therapeutics has overestimated the size of the target patient population, their willingness to try new therapies and the willingness of physicians to prescribe these therapies; the effects of competition on Jasper Therapeutics’ business; the risk that third parties on which Jasper Therapeutics depends for laboratory, clinical development, manufacturing and other critical services will fail to perform satisfactorily; the risk that Jasper Therapeutics’ business, operations, clinical development plans and timelines, and supply chain could be adversely affected by the effects of health epidemics, including the ongoing COVID-19 pandemic; the risk that Jasper Therapeutics will be unable to obtain and maintain sufficient intellectual property protection for its investigational products or will infringe the intellectual property protection of others and other risks and uncertainties indicated from time to time in Jasper Therapeutics’ public filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q. If any of these risks materialize or Jasper Therapeutics’ assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Jasper Therapeutics does not presently know, or that Jasper Therapeutics currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. While Jasper Therapeutics may elect to update these forward-looking statements at some point in the future, Jasper Therapeutics specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Jasper Therapeutics’ assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts:

John Mullaly (investors)

LifeSci Advisors

617-429-3548

jmullaly@lifesciadvisors.com

Jeet Mahal (investors)

Jasper Therapeutics

650-549-1403

jmahal@jaspertherapeutics.com

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JASPER THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating expenses
Research and development(1)	$9,022	$7,188	$25,345	$16,764
General and administrative(1)	3,686	2,891	12,104	7,987
Total operating expenses	12,708	10,079	37,449	24,751
Loss from operations	(12,708)	(10,079)	(37,449)	(24,751)
Change in fair value of earnout liability	422	6,226	5,640	6,226
Change in fair value of common stock warrant liability	155	450	7,050	450
Change in fair value of derivative liability	—	—	—	(3,501)
Other income, net	268	(9)	285	(4)
Total other income (expense), net	845	6,667	12,975	3,171
Net loss and comprehensive loss	$(11,863)	$(3,412)	$(24,474)	$(21,580)
Net loss per share attributable to common stockholders, basic and diluted	$(0.32)	$(0.69)	$(0.67)	$(7.13)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	36,565,650	4,966,226	36,425,000	3,028,277

(1) Amounts include non-cash stock based compensation expense as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Research and development	$169	$115	$976	$480
General and administrative	475	80	1,511	337
Total	$644	$195	$2,487	$817

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JASPER THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30,	December 31,
Assets	2022	2021
Current assets:
Cash and cash equivalents	$50,950	$84,701
Prepaid expenses and other current assets	1,461	3,130
Total current assets	52,411	87,831
Property and equipment, net	3,759	3,686
Operating lease right-of-use assets	1,980	1,147
Restricted cash	417	345
Other non-current assets	543	645
Total assets	$59,110	$93,654

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,117	$3,919
Current portion of operating lease liabilities	840	505
Accrued expenses and other current liabilities	3,464	3,596
Total current liabilities	7,421	8,020
Non-current portion of operating lease liabilities	3,014	2,380
Common stock warrant liability	300	7,350
Earnout liability	103	5,743
Other non-current liabilities	707	643
Total liabilities	11,545	24,136

Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	4	4
Additional paid-in capital	139,485	136,964
Accumulated deficit	(91,924)	(67,450)
Total stockholders’ equity	47,565	69,518
Total liabilities and stockholders’ equity	$59,110	$93,654

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